CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 1153/1155 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated August 29, 2024 on the financial statements and financial highlights of Davidson Multi-Cap Equity Fund, a series of Advisors Series Trust. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 25, 2024